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                                                               Exhibit 10.12

                             CONFIDENTIAL TREATMENT (1)




                              Fiber Optic Use Agreement
                                    by and between
                             National Fiber Network, Inc.
                                         and
                              NEXTLINK New York, L.L.C.
                                     June 3, 1997











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(1) Redacted portions have been marked with an asterisk (*).  The redacted material is subject to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

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                              FIBER OPTIC USE AGREEMENT

         This AGREEMENT ("Agreement") made and entered into as of the ___ day of June, 1997, by and between National Fiber Network, Inc., a Delaware corporation ("NFN") and NEXTLINK, New York, L.L.C. ("NEXTLINK"), a Washington limited liability company (either NFN or NEXTLINK a "Party," and collectively the "Parties").

         WHEREAS NFN constructs and maintains a fiber optic cable network (the "NFN System") and desires to provide NEXTLINK with long term exclusive use of a portion of this network subject to the terms and conditions of this Agreement;

         WHEREAS NEXTLINK desires to acquire certain long term rights to use portions of the NFN System as described herein, subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the Parties and the Guarantor hereby expressly agree as follows.

                                      ARTICLE I

                                     DEFINITIONS

         For purposes of this Agreement words and phrases spelled with initial capital letters (other than proper names, section headings, and the beginnings of sentences) shall have the defined meanings set forth in the applicable provisions of this Agreement or in this Article I.

         "Central Office" shall mean a NYNEX end office or tandem office facility where traffic may, through the related entrance facility, be connected to the NYNEX network.

         "Leased Fibers" shall mean the NEXTLINK Fibers together with any additional fibers that NEXTLINK may lease from NFN pursuant to this Agreement. With regard to any NEXTLINK Extension, Leased Fibers shall terminate at the point along such Extension at which NEXTLINK connects fibers or other facilities of its own.

         "NEXTLINK Extension" shall mean a fiber optic cable leased from NFN connecting the NEXTLINK Fibers and a NEXTLINK Location.

         "NEXTLINK Fibers" shall mean the fibers leased by NEXTLINK from NFN pursuant to this Agreement, as described in Exhibit A hereto and more fully defined in Subarticle 2.1 herein.



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         "NEXTLINK Locations" shall mean a building or buildings specified by
NEXTLINK and set forth in the initial Exhibit F hereto, which premises shall begin at the exterior demising walls of such buildings, or specific "splice points" as mutually agreed upon by the Parties on or before the second anniversary of this Agreement. A NEXTLINK Location may be a Central Office or other commercial or residential building or a splice point not thin a building.

         "NFN System" shall mean the fiber optic network controlled and operated by NFN in New York City with a connection to Jersey City, New Jersey, on the date of this Agreement.

         "Pro Rata" shall mean the percentage of the total count of optical fiber strands and other cables within relocated conduit under the control of NFN that is represented by the Leased Fibers.


                                      ARTICLE II

                                    TERM AND LEASE

         2.1 Unless sooner terminated in accordance with the terms of this Agreement, NFN hereby grants to NEXTLINK a lease of the exclusive use of * fiber-miles of optical fiber, provided as those contiguous strands of fiber within the NFN System as described in Exhibit A to this Agreement and as other fibers (the "Banked Fiber") at locations within the NFN System in Manhattan as NEXTLINK may choose to utilize up to the total of * fiber-miles of optical fiber (such fiber together with NEXTLINK Extensions to those NEXTLINK Locations listed in the initial Exhibit F hereto, hereinafter, "NEXTLINK Fibers"), for an initial term commencing on the date of this Agreement and terminating on December 19, 2008 (the "Initial Term"), and a first additional term of one hundred and two
(102) months, commencing immediately upon the expiration of the Initial Term.

         2.2  Banked Fiber may be used from time to time during the term of this Agreement pursuant to the provisions of this Subarticle. NEXTLINK shall proposed the utilization of Banked Fiber by completing a Banked Fiber Request Form as provided by NFN. Upon receipt of a completed Request Form, NFN shall evaluate NEXTLINK's request and either (i) make such Banked Fiber available for use by NEXTLINK within thirty (30) days or (ii) notify NEXTLINK within five (5) days that Banked Fiber is not available at the location requested. Banked Fiber may also be used for new NEXTLINK Extensions pursuant to Subarticle 2.5(b), in which case Additional Fiber Charges shall not be assessed to the extent that fiber-miles of Banked Fiber are available; Monthly Recurring Charges pursuant to Subarticle 3.2, however, shall be required for NEXTLINK Extensions employing Banked Fiber.
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         2.3  NEXTLINK may, at its sole discretion, elect a second additional term of ten (10) years, commencing immediately upon the expiration of the first additional term (either the first or the second additional terms hereinafter an "Additional Term"). Any Additional Term shall be subject to such terms and conditions that may be imposed by the franchise granted to NFN by the City of New York for the period of such Additional Term. NEXTLINK shall provide written notice to NFN of its intention to exercise the option to make use of such second Additional Term no later than six (6) months but no more than twelve (12) months prior to the expiration of the first Additional Term.

         2.4 NFN shall, as soon as practicable, but no later than nine (9) months after the date of this Agreement, provide access to NEXTLINK for the installation of its originating and terminating equipment on the NEXTLINK Extensions at the points listed in Exhibit F hereto.

              (a) NFN shall test all Leased Fibers in accordance with the procedures specified in Exhibit D ("Fiber Acceptance Testing") to verify that the Leased Fibers are installed and operating in accordance with the specifications described in Exhibit D. Fiber Acceptance Testing shall progress span by span along each segment as cable splicing progresses, so that test results may be reviewed in a timely manner. NFN shall provide NEXTLINK at least five (5) days advance notice of the date and time of each Fiber Acceptance Testing (each of which shall take place during normal business hours) such that NEXTLINK shall have the right, but not the obligation, to have a person or persons present to observe NFN Fiber Acceptance Testing. When NFN has determined that the results of the Fiber Acceptance Testing with respect to a particular span show that the Leased Fibers so tested are installed and operating substantially in conformity with the applicable specifications set forth in Exhibit D, NFN shall promptly provide NEXTLINK with a copy of such test results.

              (b) When NFN reasonably determines the Leased Fibers with respect to an entire segment are installed and operating substantially in conformity with the applicable specifications set forth in Exhibit D, NFN shall promptly provide written notice of completion to NEXTLINK (a "Completion Notice"). NEXTLINK shall, within seven (7) days of receipt of the Completion Notice, either reject the Completion Notice specifying the defect or failure in such Fiber Acceptance Testing or give NFN written notice of acceptance of such Fiber Acceptance Testing (the period from the date of NEXTLINK's receipt of the Completion Notice to the date of NFN's receipt of NEXTLINK's notice of rejection or acceptance being referred to herein as the "Review Period". In the event NEXTLINK rejects the Completion Notice, NFN shall promptly, and not later than seven (7) days after receipt of NEXTLINK's notice of rejection, and at no cost to NEXTLINK, commence to remedy the defect or failure. Thereafter, NFN shall again give NEXTLINK a Completion Notice with respect to such NEXTLINK Fibers. The foregoing procedure shall apply again and successively thereafter for a total of two attempts to remedy the defect or failure. If NFN fails to adequately remedy or

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complete the defect or failure after two attempts, NEXTLINK shall have the right to proceed promptly and in an economically efficient manner to cure such defects or failures at NFN's cost and expense, which shall be paid by NFN to NEXTLINK upon demand, or at the election of NEXTLINK offset from any payment by NEXTLINK to NFN under this Agreement. No acceptance of, or failure by NEXTLINK to reject, the Completion Notice shall be deemed to be a waiver of any rights or remedies of NEXTLINK under this Agreement; provided that, any failure by NEXTLINK to timely reject as set forth above shall operate as a constructive acceptance for purposes of this Agreement. The date when NEXTLINK accepts or is deemed to have accepted a Completion Notice or cures such defects at NFN'S cost and expense as provided above with respect to any portion of the Leased Fibers is herein defined as the "Acceptance Date".

         2.5 (a) During the first five (5) years of the Initial Term, at NEXTLINK's request and to the extent available, NFN shall make available to NEXTLINK additional fibers on the NFN System ("Additional Fiber") not including the Banked Fiber, up to a maximum of * additional fiber miles, for NEXTLINK's use during the time remaining in such Initial Term and any first Additional Term subject to the payment of Additional Fiber Charges as set forth herein. The maximum of * additional fiber miles shall apply to the total of fiber provided under this Subarticle and Subarticle 2.5(c).

              (b) During the first five (5) years of the Initial Term, at NEXTLINK's request and where technically and logistically feasible, NFN shall construct and maintain NEXTLINK Extensions limited to a length of two miles or less from the NFN fiber network as it exists at the time such NEXTLINK Extension is requested, subject to Additional Fiber Charges and charges for construction and installation as set forth herein. Upon completion of the construction of a NEXTLINK Extension to a NEXTLINK Location and subject to approval by the owners of underlying property and rights-of-way and advance notice to NFN, NEXTLINK may have access to that portion of such NEXTLINK Extension as shall begin with the "negative-one manhole," with respect to a Central Office, and the "point of entry" manhole, with respect to other NEXTLINK Locations, (as such terms are commonly defined in the industry) to connect its equipment and fiber to such NEXTLINK Extensions. Beginning with the point on the fiber optic cable at which NEXTLINK connects such equipment and fiber, NFN shall have no further obligation to monitor or maintain such NEXTLINK Extension.

              (c) During the first five (5) years of the Initial Term, NEXTLINK, shall have the option to lease fiber on major expansions (greater than two route miles) to NFN's fiber network in New York, at the then current Additional Fiber Rate, as set forth in Exhibit B hereto, subject to adjustments for expansion zones that will be disclosed at the time such major expansions are undertaken, up to the maximum of * additional fiber miles.

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              (d)  No other leases of fiber are covered under this Agreement.

              (e) All commitments by NFN to provide fiber or services pursuant to this Subarticle 2.4 shall expire on the earlier of (i) the expiration of the period during which NFN has agreed to provide such fiber or services in this Subarticle, (ii) the date on which NEXTLINK receives a franchise to provide high capacity telecommunications services in the City of New York, or (iii) the date on which NEXTLINK first begins construction (directly or through contractors or agents) of fiber optic cables of its own other than construction of not more than an aggregate of five (5) miles on private rights of way.

         2.6 NFN shall, at the request of NEXTLINK and to the extent available, provide such construction and installation services as are necessary or useful to the construction of NEXTLINK Extensions and the connection of NEXTLINK's origination and termination equipment to the NEXTLINK Fibers or NEXTLINK Extensions. Such services shall be provided at rates set forth in Exhibit B hereto, or, if no applicable rate is included in Exhibit B, at such rates as the Parties may subsequently agree upon. If the Parties fail to agree upon rates for such services within six (6) months of the receipt by NFN of a request for such services by NEXTLINK, the issue of such rates shall be submitted for arbitration in accordance with Article XX herein. Charges for construction and installation services initiated by NFN contractors and suppliers shall be due and payable thirty (30) days from the receipt by NEXTLINK of invoices for such charges. Charges for associated NFN management and administration fees shall be due and payable ten (10) days from the Acceptance Date for the NEXTLINK Location associated with such services. NFN shall not be obligated to furnish construction and installation services under this Agreement at any time following the date that is the earlier of: (i) the fifth anniversary of this Agreement, (ii) the date on which NEXTLINK receives a franchise to provide high capacity telecommunications services in the City of New York, or
(iii) the date on which NEXTLINK first begins construction (directly or through contractors or agents) of fiber optic cables of its own other than construction of not more than an aggregate of five (5) miles on private rights of way.

         2.7 Exhibit F may be amended from time to time by agreement of the Parties to add or remove NEXTLINK Locations. Any such amended Exhibit F shall be incorporated into this Agreement only when signed by the Parties. NFN agrees to consider in good faith amendments to Exhibit F proposed by NEXTLINK from time to time after the date of this Agreement and to assent to such amendments unless
(i) it is prohibited from doing so by applicable law or binding agreement or
(ii) the proposed amendment would require the construction of an extension in a manner that is not technically feasible. The rates and charges for construction and use of fiber associated with such amendments to Exhibit F shall be the same as those set forth in Subarticles 2.6, 3.2, and 3.3 herein for such NEXTLINK Locations. No further amendments to Exhibit F shall be made following the date that is the earlier


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of:  (i) the fifth anniversary of this Agreement, (ii) the date on which
NEXTLINK receives a franchise to provide high capacity telecommunications services in the City of New York, or (iii) the date on which NEXTLINK first begins construction (directly or through contractors or agents) of fiber optic cables of its own other construction of not more than an aggregate of five (5) miles on private rights of way

         2.8 If, at the request of NEXTLINK NFN provides available space in such cages, conduits, or buildings as may be necessary or useful to the installation and operation of NEXTLINK equipment, NEXTLINK shall pay NFN an annual rent for such space as set forth in Exhibit B hereto. or, if no applicable rent is included in Exhibit B, at such rental rates as the Parties may subsequently agree upon. The payment of rent shall be subject to the terms and conditions for such payments under this Agreement and the lease of spare under this Subarticle shall be subject to all relevant terms and conditions of this Agreement.

         2.9 Upon the expiration of the lease provided for in this Agreement, or any earlier termination of this Agreement, NEXTLINK shall exercise commercially reasonable efforts to remove all NEXTLINK property from the NFN System and reroute NEXTLINK's traffic within (60) days from such expiration or termination and shall complete such removal in a manner that does not interfere with or damage the NFN System. In the event that NEXTLINK fails to remove its property within such period, NFN may remove and store the NEXTLINK property at NEXTLINK's expense.

                                     ARTICLE III

                                   TERMS OF PAYMENT

         3.1 NEXTLINK shall pay NFN upfront payments as set forth in Exhibit B hereto, as consideration for the Initial Term and the first Additional Term of the lease of the NEXTLINK Fibers described in Exhibit A hereto (the "Upfront Payments"). These Upfront Payments shall be due according to the payment schedule set forth in Exhibit B. Charges for a second Additional Term shall be at market rates at the time NEXTLINK elects to secure such second Additional Term pursuant to Subarticle 2.3 above. If the Parties fail to reach an agreement with regard to market rates for such second Additional Term, the issues remaining open shall be submitted to arbitration pursuant to Article XX of this Agreement.

         3.2 NEXTLINK shall Pay NFN a Monthly Recurring Charge per terminated fiber and, as set forth in Exhibit B, for each NEXTLINK Extension other than those extensions to the NEXTLINK Locations set forth in Exhibit F hereto. The Monthly Recurring Charge shall be adjusted for inflation annually as set forth in Exhibit B hereto and shall be adjusted to accommodate new Taxes pursuant to Subarticle 11.2 herein. The first Monthly Recurring Charge, along with any rent pursuant to Subarticle 2.8, shall be payable on the Acceptance Date for the


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NEXTLINK Location associated with such Monthly Recurring Charge and rent.
Subsequent Monthly Recurring Charges and rent shall be due on the first day of each month during the Initial Term and any Additional Term.

         3.3 Within five (5) days of the Acceptance Date for any Additional Fiber, NEXTLINK shall pay a one-time Additional Fiber Charge as set forth in Exhibit B hereto, which charge shall be based on the length and number of strands that comprise the Additional Fiber and the number of months remaining in the Initial Term and any first Additional Term.

         3.4 If a first Additional Term is unavailable because NFN's franchise is not renewed, NFN shall refund the upfront payment for such first Additional Term within thirty (30) days of the expiration of the Initial Term.

         3.5 In any circumstances under this Agreement in which NFN contracts with third parties for maintenance or construction services the charges for which are to be passed through to NEXTLINK, with or without the addition of any management, administration, or other fees as set forth herein, NFN shall secure bids for such maintenance or construction services from not fewer than two and not more than three independent contractors chosen by NFN and the amount billable to NEXTLINK shall be the lowest of the bids submitted (plus any costs necessary to the project that are not included in the bid and a 15% Management and Administration fee), regardless of whether NFN actually selects the lowest bidding contractor to perform the service.

         3.6 Escrow. On the date of the execution of this Agreement the Parties shall enter an Escrow Agreement substantially in conformance with the form of agreement attached as Exhibit G hereto pursuant to which agreement NEXTLINK shall deposit six million ($6,000,000) in an escrow account with First National Association (the "Escrow Agent"). The escrow agreement shall authorize the Escrow Agent to remit the Upfront Payments to NFN pursuant to the Schedule of Rates and Charges in Exhibit B hereto, when the conditions precedent to such payments, as provided herein, are satisfied.

                                   ARTICLE IV

                  MAINTENANCE AND REPAIR OF THE LEASED FIBERS

         4.1 Routine Maintenance. Routine maintenance and repair of the Leased Fibers described in this section ("Scheduled Maintenance") shall be performed at NFN's expense by or under the direction of NFN, at NFN's reasonable discretion or at NEXTLINK's request. Scheduled Maintenance shall commence with respect to each segment upon the Acceptance Date for such segment.

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         4.2  Unscheduled Maintenance.  Non-routine maintenance and repair of the Leased Fibers which is not included as Scheduled Maintenance ("Unscheduled Maintenance"), shall be performed at NFN's expense (except To the extent caused by the acts or omissions of NEXTLINK) by or under the direction of NFN. Unscheduled Maintenance shall commence with respect to each segment upon the Acceptance Date for such segment. Unscheduled Maintenance shall consist of:

              (a) "Emergency Unscheduled Maintenance" in response to an alarm identification by NFN's Operations Center, notification by NEXTLINK or notification by any third party of any failure, interruption or impairment in the operation of the Leased Fibers, or any event imminently likely to cause the failure, interruption or impairment in the operation of the Leased Fibers.

              (b) "Non-Emergency Unscheduled Maintenance" in response to any potential service-affecting situation to prevent any failure, interruption or impairment in the operation of the Leased Fibers.

         NEXTLINK shall immediately report the need for Unscheduled Maintenance to NFN in accordance with procedures promulgated by NFN from time to time. NFN will log the time of NEXTLINK's report, verify the problem and will dispatch personnel immediately to take corrective action.

         4.3 Operations Centers. NFN shall operate and maintain one or more Operations Centers ("OCs") staffed twenty-four hours a day, seven (7) days a week by trained and qualified personnel beginning with the earliest Acceptance Date under this Agreement. Qualified maintenance personnel shall be available for dispatch twenty-four (24) hours a day, seven (7) days week. NFN shall use its best efforts to have its first maintenance representative at the site requiring Emergency Unscheduled Maintenance activity within two (2) hours after the time NFN becomes aware of an event requiring Emergency Unscheduled Maintenance. NFN shall maintain a telephone number through which NEXTLINK may contact personnel at an OC without toll from the New York metropolitan area. NFN's OC personnel shall dispatch maintenance and repair personnel along the system to handle and repair problems detected in the Leased Fibers, (i) through NEXTLINK's remote surveillance equipment and upon notification by NEXTLINK to NFN, or (ii) upon notification by a third party.

         4.4 Cooperation and Coordination. NEXTLINK shall utilize an Operations Escalation List, as updated from time to time, to report and seek immediate initial redress of exceptions noted in the performance of NFN in meeting maintenance service objectives. NEXTLINK will, as necessary, arrange for escorted access for NFN to all sites of the Leased Fibers, subject to applicable contractual underlying real property and other third-party limitations and restrictions. In performing its services hereunder, NFN shall take workmanlike care to prevent impairment to the signal continuity and performance of the Leased Fibers. The


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precautions to be taken by NFN shall include notification to NEXTLINK.  In addition, NFN shall reasonably cooperate with NEXTLINK in sharing information and analyzing the disturbances regarding the cable and/or fibers. In the event that any Scheduled or Unscheduled Maintenance hereunder requires a traffic roll or reconfiguration involving cable, fiber, electronic equipment or regeneration or other facilities of NEXTLINK, then NEXTLINK shall, at NFN's reasonable request, make such personnel of NEXTLINK available as may be necessary in order to accomplish such maintenance, which personnel shall coordinate and cooperate with NFN in performing such maintenance as required of NFN hereunder. NFN shall use its best efforts to notify NEXTLINK at least [five] business days prior to the date of any Scheduled Maintenance on any NEXTLINK Extensions and as soon as possible after becoming aware of the need for Unscheduled Maintenance. NEXTLINK shall have the right to be present during the performance of any Scheduled Maintenance on any NEXTLINK Extensions or Unscheduled Maintenance so long as this requirement does not interfere with NFN's ability to perform its obligations under this Agreement. In the even that Scheduled Maintenance is canceled or delayed for whatever reason as previously notified, NFN shall notify NEXTLINK at NFN's earliest opportunity, and will comply with the provisions of the previous sentence to reschedule any delayed activity.

         4.5 Facilities. NFN shall maintain the Leased Fibers in a manner which will permit NEXTLINK's use, in accordance with the terms and conditions of this Agreement, of the Leased Fibers and associated facilities required to be provided under the terms of this Agreement. Except to the extent otherwise expressly provided in this Agreement, NEXTLINK will be solely responsible for providing and paying for any and all maintenance of all electronic, optronic and other equipment, materials and facilities used by NEXTLINK in connection with the operation of the Leased Fibers, none of which is included in the maintenance services to be provided hereunder.

         4.6  Cable/Fibers.  NFN shall perform appropriate Scheduled
Maintenance on the cable contained in the Leased Fibers in accordance with NFN's then current preventative maintenance procedures as agreed to by NEXTLINK which shall not substantially deviate from standard industry practice. NFN shall maintain sufficient capability to teleconference with NEXTLINK during an Emergency Unscheduled Maintenance in order to provide regular communication during the repair process. When correcting or repairing cable discontinuity or damage, including but not limited to in the event of Emergency Unscheduled Maintenance, NFN shall use reasonable efforts to repair traffic affecting discontinuity within four (4) hours after the NFN maintenance employee's arrival at the problem site. In order to accomplish such objective, it is acknowledged that the repairs so effected may be temporary in nature. In such event, within twenty-four (24) hours after completion of any such Emergency Unscheduled Maintenance, NFN shall commence its planning for permanent repair, and thereafter promptly shall notify NEXTLINK of such plans, and shall implement such permanent repair within an appropriate time thereafter.


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Restoration of open fibers on fiber strands not immediately required for service shall be completed on a mutually agreed-upon schedule. If the fiber is required for immediate service, the repair shall be scheduled for the next available Planned Service Work Period ("PSWP"). In performing repairs, NFN shall comply with the splicing specifications as set forth in Exhibit D. NFN shall provide to NEXTLINK any modifications to these specifications as may be necessary or appropriate in any particular instance for NEXTLINK's approval, which approval shall not be unreasonably withheld. NFN's representatives that are responsible for initial restoration of a cut cable shall carry on their vehicles the typically appropriate equipment that would enable a temporary splice, with the objective of restoring operating capability in as little time as possible. NFN shall maintain and supply an inventory of spare cable in storage facilities supplied and maintained by NFN at strategic locations to facilitate timely restoration.

         4.7 Planned Service Work Period ("PSWP"). Scheduled Maintenance which is reasonably expected to produce any signal discontinuity must be coordinated between the parties. Generally, this work should be scheduled after midnight and before 6:00 a.m. local time. Major system work such as fiber rolls and hot cuts will be scheduled for PSWP weekends. A calendar showing approved PSWP will be agreed upon in the last quarter of every year for the year to come. The intent is to avoid jeopardy work on the first and last weekends of the month and high-traffic holidays.

         4.8 Restoration. NFN shall use its best efforts to respond to any interruption of service or a failure of the Leased Fibers to operate in accordance with the specifications set forth in Exhibit D (in any event, an "Outage") as quickly as possible in accordance with the procedures set forth herein. When restoring a cut cable in the Leased Fibers, the parties agree to work together to restore all traffic as quickly as possible. NFN, promptly upon arriving on the site of the cut, shall determine the course of action to be taken to restore the cable and shall begin restoration efforts. NFN shall splice fibers tube by tube or ribbon by ribbon, rotating between tubes or ribbons operated by any fiber lessees or holders of IRUs (collectively, "Interest Holders"), including NEXTLINK, in accordance with the following described priority and rotation mechanics; provided that, lit fibers in all buffer tubes or ribbons shall have priority over any dark fibers in order to allow transmission systems to come back on line; and provided further that NFN will continue such restoration efforts until all lit fibers in all buffer tubes or ribbons are spliced and all traffic restored. In general, priority among Interest Holders affected by a cut shall be determined on a rotating restoration-by-restoration and segment-by-segment basis, to provide fair restoration to all Interest Holders. However, NFN shall establish a Priority Customer Grouping ("PCG") which will receive, whenever possible, priority in the restoration of tubes or ribbons that affect their use of NFN facilities. All members of the PCG shall receive equal treatment. NFN shall include NEXTLINK in its PCG. The goal of emergency restoration splicing shall be to restore service as quickly as possible. This requires the use of some of mechanical


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splice, such as the "3M Fiber Lock" to complete the temporary restoration.
Permanent restorations will take place as soon as possible after the temporary splice is complete.

         4.9 Subcontracting. NFN may subcontract any of the maintenance services hereunder; provided that NFN shall require the subcontractor(s) to perform in accordance with the requirement and procedures set forth herein. The use of any such subcontractor shall not relieve NFN of any of its obligations hereunder.

         4.10 Fiber Replacement. In the event all or any part of the Leased Fibers shall require replacement during the term of this Agreement, such replacement shall be made as soon as reasonably practical, at NFN's sole cost and expense; except, however, if the replacement of the Leased Fibers is required as a result of the acts or omissions of NEXTLINK, NFN shall make such replacement at NEXTLINK's cost and expense on a time and materials basis.

         4.11 Outages. During the Term of this Agreement, NFN shall credit to NEXTLINK against the next due Monthly Recurring Charge, the amounts set forth in Exhibit E hereto, as compensation for "Outages." For the purposes of this Agreement, an Outage is the complete interruption of service over any fiber circuit at any NEXTLINK Location, whether or not due to the physical damage or severance of such fiber circuit; except that no interruption of service caused in whole or in part by the negligent act or omission or willful misconduct of NEXTLINK shall constitute an Outage.

         4.12 Replacement Maintenance. For any isolated incident wherein NFN has failed to cure an Outage Within twenty-four (24) hours of the onset of service interruption at a specific location, NEXTLINK may secure the services of the contractor selected in advance by NFN for the purposes of repairing and maintaining the Leased Fibers at such location at NFN's expense.

                                   ARTICLE V

                  PERMITS, ACCESS, AND REQUIRED RIGHTS-OF-WAY

         5.1 NFN represents and warrants that it has obtained or will obtain all regulatory approvals, franchises, permits, orders, consents, and rights-of-way, either by contract or through a franchise, and all other rights necessary to be obtained by NFN to enable its provision of the Leased Fibers (all of which are herein collectively referred to as the "Rights-of-Way"). On or before the Acceptance Date for each NEXTLINK Location NFN shall provide NEXTLINK with a copy or a detailed summary of all Rights-of-Way applicable to the segment of the NFN System or the NEXTLINK Extension associated with such NEXTLINK Location. NFN shall use commercially reasonable efforts to cause such Rights-of-Way to remain effective through the Initial Term and the Additional Term of this Agreement and in the event


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that any Rights-of-Way are discontinued and not replaced and the loss of such
Rights-of-Way adversely affects the use of the NEXTLINK Fibers, NFN shall issue a rebate to NEXTLINK of a portion of the upfront payment for any Term of this Agreement in which such loss of Right-of-Way has an effect, such rebate to be in proportion to the number of fiber-miles affected and the duration of any disruption in service caused by such loss of Right-of-Way.

         5.2 NEXTLINK shall provide, obtain, and maintain in full force and effect, all necessary approvals, licenses, or leases for building entrance facilities at NEXTLINK Locations and the placement of intra-building conduits and equipment through which the Leased Fibers may pass into NEXTLINK's Locations. NEXTLINK shall provide NFN with 24-hour-per-day, 7-day-per-week escorted access to fix NEXTLINK Locations with notice by NFN reasonable under the circumstances for which access is required. NEXTLINK shall provide at no cost to NFN all electricity, sanitary facilities, and other utilities at the NEXTLINK Locations as NFN may reasonably require to provide safe and convenient working conditions during the construction and installation of NEXTLINK Extensions.

                                   ARTICLE VI

                          RELOCATION OF THE NFN SYSTEM
                            AND THE NEXTLINK FIBERS

         6.1 If NFN receives notice of any request, intent, or plan by any third party, including, but not limited to, a governmental entity, to relocate any segment of NFN's fiber network used in the provision of the Leased Fibers, NFN shall notify NEXTLINK of such request, intent, or plan and shall consult with NEXTLINK regarding proceedings and negotiations involving such proposed relocation and communicate with NEXTLINK regarding the status of such proceedings and negotiations. If NFN is required by any such third party to relocate any segment of NFN's fiber network used in providing the Leased Fibers, NFN shall give NEXTLINK at least sixty (60) days' (or such lesser period of notice that NFN may have received) prior written notice of any such relocation ("Relocation Notice"). Along with the Relocation Notice, NFN shall provide an estimate of the cost of such relocation, NFN shall relocate the Leased Fibers and, to the extent NFN is not reimbursed for the cost of such relocation by a third party, governmental entity or otherwise, NEXTLINK shall pay its Pro Rata share of the costs associated with the relocation of the Leased Fibers; except, however, to the extent that the factors causing such relocation are under NFN's control. NFN shall use its reasonable best efforts to secure an agreement for reimbursement from any third party, governmental entity or otherwise, requiring any relocation of the NFN System and the Leased Fibers.

                                  ARTICLE VII

                                  CONDEMNATION

         7.1 In the event any portion of the NFN System and/or the Leased Fibers, or the Rights-of-Way in or upon which they shall have been installed, become the subject of a condemnation proceeding which is not dismissed within one hundred eighty (180) days of the date of filing of such proceeding and which could reasonably be expected to result in a taking by any governmental agency or other party cloaked with the power of eminent domain for public purpose or use, both parties shall be entitled to the extent permitted under applicable law, to participate in any condemnation proceedings to seek to obtain compensation by either joint or separate awards for the economic value of their respective interests in the portion of the NFN System subject to such condemnation.

         7.2 Upon its receipt of a formal notice of condemnation or taking, NFN shall notify NEXTLINK immediately of any condemnation proceeding filed against the NFN System, including the Leased Fibers, or the Rights-of-Way in or upon which the Leased Fibers shall have been installed. NFN shall also notify NEXTLINK of any similar threatened condemnation proceeding and agrees not to sell the Leased Fibers or Rights-of-Way to such acquiring agency, authority or other party in lieu of condemnation without prior written notice of five (5) business days to NEXTLINK.

                                  ARTICLE VIII

                            USE OF THE LEASED FIBERS

         8.1 NEXTLINK shall not, by itself or by or through any agent or contractor, make any repair or replacement of the Leased Fibers or any other equipment owned by NFN except as provided in Subarticle 4.12 herein.

         8.2 NEXTLINK shall not use the Leased Fibers in any way which fails to comply with any applicable federal, state or local code, ordinance, law, rule, regulation or restriction or any policy of insurance.

         8.3 NEXTLINK shall not, directly or indirectly, sublease, condo, sublicense, or wholesale to any third party dark fiber optic capacity on any Leased Fiber. NEXTLINK shall no directly or indirectly, sublease, condo, sublicense, or wholesale to any third party lit fiber optic capacity on any Leased Fiber unless such lit fiber optic capacity is distributed through NEXTLINK's transmission and switching equipment.

                                   ARTICLE IX

                         OWNERSHIP OF THE LEASED FIBERS

         9.1 NEXTLINK shall have an undivided exclusive leasehold interest in the Leased Fibers. NFN shall have undivided, absolute legal title to ownership in the NFN System, including the Leased Fibers.

         9.2 Except as otherwise provided in this Agreement, NEXTLINK shall not represent to any third party that any party other than NFN is the legal owner of the Leased Fibers.

                                   ARTICLE X

                         REPRESENTATIONS AND WARRANTIES

         10.1 NFN represents that the Leased Fibers have been constructed substantially as represented in Exhibit A hereto and warrants that for the Term of this Agreement, the NFN System shall, at all times during the Term of this
Agreement: (a) be in full compliance with and operate within the parameters of the specifications set forth in Exhibit D hereto, and (b) be fit to perform as an optical fiber system; provided, however, that such warranties shall in no way be deemed to be a limitation on or in derogation of NFN's obligations under
Article IV herein.

         10.2 EXCEPT AS EXPRESSLY PROVIDED IN THE FOREGOING SUBARTICLE 10.1, NFN MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE FIBER OPTIC SYSTEM AND THE LEASED FIBERS, DEMAND MAINTENANCE, AND SCHEDULED MAINTENANCE THEREON. IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCLUDING THOSE BASED ON LOSS OF REVENUES, PROFITS, OR BUSINESS OPPORTUNITIES, WHETHER OR NOT SUCH PARTY HAD OR SHOULD HAVE HAD ANY KNOWLEDGE, ACTUAL OR CONSTRUCTIVE, THAT SUCH DAMAGES MIGHT BE INCURRED.

         10.3 NFN represents and warrants to NEXTLINK that it has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by NFN have been duly and validly authorized by all necessary corporate action on the part of NFN.

         10.4 NEXTLINK represents and warrants to NFN that it has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by

NEXTLINK have been duly and validly authorized by all necessary corporate action on the part of NEXTLINK.

         10.5 NFN represents and warrants to NEXTLINK that NFN is in compliance in all material respects with all laws and regulations applicable to its operation of the NFN System, including its franchise to operate within the City of New York. NFN has obtained and holds all permits, licenses, and approvals necessary to conduct the operation of the NFN System as presently conducted and as contemplated by this Agreement, in accordance with applicable law. Neither the execution or performance of this Agreement nor the delivery of the leased fibers contemplated hereby conflict with or result in a breach or violation of any provision of NFN's franchise or applicable law. There is no action, suit, investigation, claim, arbitration, or litigation pending, or to NFN's knowledge, threatened against, affecting, or involving NFN or the operation of the NFN System at law or in equity or before any court, arbitrator, or governmental authority that is reasonably likely to result in a material adverse effect on the operation of the NFN System. NFN is not in default in any material respect of any contract with a third party that is reasonably likely to result in a material adverse effect upon the operation of the NFN System.

         10.6 NEXTLINK represents and warrants to NFN that NEXTLINK is in compliance in all material respects with all laws and regulations applicable to the operation of the business it intends to pursue through the use of the NFN Fiber. NEXTLINK has obtained or intends to obtain all permits, licenses, and approvals necessary to conduct its business as contemplated by this Agreement, in accordance with applicable law. Neither the execution or performance of this Agreement nor the acceptance of the leased fibers contemplated hereby conflict with or result in a breach or violation of any provision of applicable law. There is no action, suit, investigation, claim, arbitration, or litigation pending, or to NEXTLINK's knowledge, threatened against, affecting, or involving NEXTLINK at law or in equity or before any court, arbitrator, or governmental authority that is reasonably likely to result in a material adverse effect on NEXTLINK's performance under this Agreement. NEXTLINK is not in default in any material respect of any contract with a third party that is reasonably likely to result in a material adverse effect upon NEXTLINK's performance under this Agreement.

                                   ARTICLE XI

                                     TAXES

         11.1 NEXTLINK shall be responsible for and shall timely pay any and all Taxes imposed with respect to this Agreement upon NEXTLINK. For the purposes of this Agreement, Taxes shall include license, permit, or franchise fees imposed by a government entity, including any New York City or New York State Sales and Use Taxes or any Taxes assessed on the Monthly Recurring Charge payable by NEXTLINK to NFN. NFN shall be responsible for and shall timely pay any and all Taxes imposed with respect to this Agreement upon NFN including any fees assessed by the City of New York on NFN as compensation for its Franchise for Local High Capacity Telecommunication Service.

         11.2 If at any time during the Initial Term a federal, state or local governmental authority seeks to impose any new Taxes on NFN because of NFN's provision of the Leased Fibers pursuant to this Agreement, NFN shall be responsible, at its sole expense, for paying such Taxes either with or without a protest to the appropriate administrative jurisdiction or administrative forum; provided, however that if the amount of such new Taxes exceeds ten percent (10%) of the amount of the Monthly Recurring Charge (on an annualized basis) during any year of the Term of this Agreement, the Monthly Recurring Charge for the next year shall be increased by the amount of such new Taxes that exceeds ten percent (10%) of such Monthly Recurring Charge in addition to the adjustment for inflation set forth in Exhibit B hereto.

         11.3 If at any time during the Term of this Agreement, any Taxes are imposed on or assessed against NEXTLINK, directly or through NFN, on the basis of revenue received by NEXTLINK or on the basis of its use of the Leased Fibers, NEXTLINK shall have the right to protest, by appropriate proceedings, the imposition or assessment of any such Taxes. In such event, NEXTLINK shall be responsible for such payments and shall indemnify and hold NFN harmless from any expense, legal action or cost, including reasonable attorney's fees, resulting from the exercise of its rights under this Subarticle 11.3. In the event of any refund, rebate, reduction, or abatement to NEXTLINK of any such Taxes, NEXTLINK shall be entitled to receive the entire benefit of such refund, rebate, reduction, or abatement.

                                  ARTICLE XII

                                   LIABILITY

         12.1 Neither NEXTLINK nor NFN shall be liable to the other for any indirect, special, punitive, or consequential damages (including, but not limited to, any claim from any customer for loss of services) arising under this Agreement or from any breach or partial breach of the provisions of this Agreement or arising out of any act or omission of either Party hereto, its employees, servants, contractors and/or agents. Both NFN and NEXTLINK shall use their reasonable best efforts to include in any agreement with any third party relating to the use of the NFN System or the Leased Fibers a waiver by such third party of any claim for indirect, special, punitive, or consequential damages (including, but not limited to, any claim from any client or customer for loss of services) arising out of or as a result of any act or omission by either Party hereto, its employees, servants, contractors and/or agents.

         12.2 Each Party agrees to indemnify, defend, protect and save the other harmless from and against any claim, damage, loss, liability, cost and expense

(including reasonable attorney's fees) in connection with any personal injury, including death, loss, or damage to any property or facilities of any party (including NFN, NEXTLINK, or any other party operating or using any part of the NFN System or the Leased Fibers) arising out of or resulting in any way from the acts or omissions to act, negligent or otherwise, of such party, its employees, servants. contractors, and/or agents in connection with the exercise of its rights and obligations under the terms of this Agreement or any breach by such party of any obligation contained herein.

         12.3 Nothing contained herein shall operate as a limitation on the right of either Party hereto to bring an action for damages, including consequential damages, against any third party based on any acts or omissions of such third party as such acts or omissions may affect the construction, operation, or use of the NFN System or the Leased Fibers; provided ' however, that each Party hereto shall assign such rights or claims, execute such documents, and do whatever else may be reasonably necessary to enable the injured Party to pursue any such action against such third party.

                                  ARTICLE XIII

                                   INSURANCE

         13.1 Each Party shall, at its own expense, secure and maintain in force, throughout the term of this Agreement, general liability insurance, with competent and qualified issuing insurance companies, such that the total available limits to all insureds will not be less than three million dollars ($3,000,000.00) in respect of injuries to or death of any one person and not less than five million dollars ($5,000,000.00) in respect of injuries to or death of any number of persons aggregated for any one occurrence and not less than three million dollars ($3,000,000.00) in respect of damage to or loss of use of property in any one occurrence, and worker's compensation and employer's liability insurance as required by the laws of the State of New York and any other applicable governmental entity. Such insurance may be provided in policy or policies, primary and excess, including the so-called umbrella or catastrophe forms. The undertaking with respect to insurance shall not relieve either Party of its obligation in Article XII.


                                  ARTICLE XIV

                                 FORCE MAJEURE

         14.1 The obligations of the Parties hereto are subject to force majeure and neither Party shall be in default under this Agreement if any failure or delay in performance is caused by strike or other labor problems; accidents; acts of God; fire; flood; adverse weather conditions; material or facility shortages or unavailability not resulting from such Party's failure to timely place orders therefor; lack of transportation; the imposition of any governmental codes, ordinances, laws, rules, regulations or restrictions; condemnation or the exercise of rights of eminent domain; war or civil disorder; or any other cause beyond the reasonable control of either Party hereto.

                                   ARTICLE XV

                                    DEFAULT

         15.1 Neither Party shall be in default under this Agreement, or in breach of any provision hereof unless and until the other Party shall have given it written notice of such breach and it shall have failed to cure the same within thirty (30) days after receipt of such notice; provided, however, that where such breach cannot reasonably be cured ,within such thirty (30) day period, if the defaulting Party shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such breach shall be extended for such period of time as may be necessary to complete such curing. Upon the failure by the defaulting Party to timely cure any such breach after notice thereof from the other Party, the non-defaulting Party shall have the right, in its sole discretion, to take such action is it may determine to be necessary to cure the breach or to terminate this Agreement upon written notice to the defaulting Party. If this Agreement is terminated by NFN pursuant to the preceding sentence prior to the end of the Initial Term pursuant to Article II, NEXTLINK shall immediately pay to NFN an amount equal to the present value of the aggregate unpaid Monthly Recurring Charges payable to NFN for the remainder of the Initial Term (calculated using a discount rate equal to ten percent (10%)). NFN shall refund to NEXTLINK the portion of the Monthly Recurring Charges paid pursuant to this Subarticle that relates to fiber that NFN is subsequently able to lease to a third party for the remainder of the Initial Term. If this Agreement is terminated by NEXTLINK pursuant to this Subarticle, NEXTLINK may cease payment of any charges that would thereafter become payable under this Agreement.

         15.2 No remedy provided for herein is intended to be exclusive, but each remedy shall be cumulative and in addition to and may be exercised concurrently with any other remedy available to NFN or NEXTLINK at law or in equity.

                                  ARTICLE XVI

                                CONFIDENTIALITY

         16.1 The Parties acknowledge and agree that the information each Party has provided or will provide in connection with this Agreement, including, without limitation, the terms and conditions of this Agreement, are and shall be confidential and proprietary to the Party providing such information (the "Providing Party"). The Party in receipt of confidential information (the "Receiving Party") agrees not to use or disclose to any third party the confidential information of the Providing Party except as required for performance of its obligations under this Agreement. Each Party shall restrict dissemination of confidential information to only those persons in its respective organization who must have access to such confidential information in order to perform its obligations under this Agreement. Neither Party shall be required to hold confidential any information which becomes publicly available other than through the Receiving Party; which is independently developed by the Receiving Party; which becomes available to the Receiving Party without restriction from a third party; with respect to which the Providing Party consents to the disclosure by the Receiving Party; or with respect to which a court, administrative agency, or other governmental body with jurisdiction over the Receiving Party orders the disclosure, provided that in such circumstances the Receiving Party first provides the Providing Party with notice of such required disclosure and takes reasonable steps to allow the Providing Party to seek a protective order with respect to the confidential information. The Receiving Party will cooperate and assist the Providing Party in connection with such protective order at the Providing Party's request.

         16.2 The provisions of this Article XVI shall be subject to and superseded by any separate confidentiality agreement between the Parties, whether now existing or later entered into.

         16.3 Notwithstanding the other provisions of this Article XVI and without waiver of any obligations hereunder, NFN may disclose the identity of NEXTLINK as a customer of NFN and NEXTLINK may disclose the identity of NFN as a supplier of NEXTLINK, and each Party may disclose the length of the term of this Agreement, the number of fibers and route miles provided pursuant to this Agreement, and the fact that such fibers are being provided in Manhattan or the New York metropolitan area, all without any additional consent from the other.

                                  ARTICLE XVII

                                    NOTICES

         17.1 Unless otherwise provided herein, all notices and communications concerning this Agreement shall be in writing and addressed as follows:

         IF to NFN:

              National Fiber Network, Inc.
              110 East 42nd Street
              New York, New York  10018
              Fax:  (212) 687-9188
              Attention:  Chief Executive Officer

         If to NEXTLINK

              NEXTLINK New York, L.L.C.
              155 108th Avenue, N.E.
              Bellevue, Washington
              Fax: (206) 519-8910


or at such other address as may be designated in writing to the other Party.

         17.2 Unless otherwise provided herein, notices shall be sent by certified U.S. Mail, return receipt requested, or by commercial overnight delivery service, or by facsimile, and shall be deemed delivered: if sent by U.S. Mail, five (5) days after deposit; if sent by facsimile, upon verification of receipt; or, if sent by commercial overnight delivery service, one (1) business day after deposit.

                                 ARTICLE XVIII

                             ASSIGNMENT; SUCCESSION

         18.1 Except as provided in this Subarticle 18.1, NEXTLINK shall not assign or otherwise transfer this Agreement in whole or in part to any other party without the prior written consent of NFN, which consent shall not be unreasonably withheld or delayed. NEXTLINK shall remain secondarily liable for all payments due under this Agreement after assignment. Without such consent, NEXTLINK shall have the right to assign, sublet, or otherwise transfer this Agreement, in whole or in part, to any parent, subsidiary or affiliate of NEXTLINK which shall control, be under the control of, or be under common control with NEXTLINK, any entity that purchases all or substantially all of the assets of NEXTLINK, or any entity formed by the merger of NEXTLINK and another entity.

         18.2 NFN shall retain the right to assign this Agreement, in whole or in part, to any other party subject to the prior written consent of NEXTLINK, which consent shall not be unreasonably withheld or delayed; provided, however, that without such consent, NFN shall have the right to assign or otherwise transfer this Agreement to any parent, subsidiary or affiliate of NFN which shall control, be under the control of, or be under common control with NFN, any entity which purchases all or substantially all of the assets of NFN, or any entity formed by the merger of NFN and another entity.

         18.3 Subject to the provisions of this Article XVIII, this Agreement, and each of the Parties' respective rights and obligations hereunder, shall be binding upon and shall inure to the benefit of the Parties hereto and each of their respective permitted successors and assigns.

                                  ARTICLE XIX

                                 GOVERNING LAW

         19.1 This Agreement shall be interpreted and construed in accordance with the internal laws of the State of New York without giving effect to its principles of conflicts of laws.

                                   ARTICLE XX

                               DISPUTE RESOLUTION

         20.1 Any claims or disputes arising under the terms and provisions of this Agreement, or any claims or disputes which the Parties are unable to resolve to their mutual satisfaction within thirty (30) calendar days (or such longer period as may be mutually agreed upon) from the date that either Party notifies the other in writing that such claim or dispute exists, shall be settled in New York, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the dispute. The written notice shall contain a concise statement of the claim or issue in dispute, together with relevant facts and data to support the claim. The arbitrator(s) shall be bound by the limits on damages set forth in this Agreement. The decision of the arbitrator(s) shall be final and binding upon the Parties if based upon written findings of law and fact. The arbitrator(s) shall be empowered to order injunctive relief and judgment may be obtained on the decision of the arbitrator(s) by either Party in a court of competent jurisdiction. Each Party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), will be shared equally by the parties hereto unless the award otherwise provides.

         20.2 During arbitration proceedings under this Article, NFN shall continue to provide the Leased Fibers pursuant to this Agreement and NEXTLINK shall continue to make payments in accordance with this Agreement.

                                  ARTICLE XXI

                                ENTIRE AGREEMENT

         21.1 This Agreement, and any Exhibits attached hereto or to be attached hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior negotiations, understandings, and agreements with respect hereto, whether oral or written.

                                  ARTICLE XXII

                                 MISCELLANEOUS

         22.1 The headings of the Articles in this Agreement are strictly for convenience and shall not in any way be construed as amplifying or limiting any of the terms, provisions, or conditions of this Agreement.

         22.2 In the event any term of this Agreement shall be held invalid, illegal, or unenforceable in whole or in part, neither the validity of the remaining part of such term nor the validity of the remaining terms of this Agreement shall in any way be affected thereby.

         22.3 This Agreement may be amended only by a written instrument executed by the Parties.

         22.4 No failure to exercise and no delay in exercising, on the part of either party hereto, any right, power, or privilege hereunder shall operate as a waiver hereof, except as expressly provided herein.

         22.5 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF the Parties hereto have executed this Agreement the day and year fist above written.

NATIONAL FIBER NETWORK, INC.           NEXTLINK New York, L.L.C.



------------------------------         ------------------------------
Howard Finkelstein                     James F. Voelker
President                              President

Exhibit A - The NEXTLINK Fibers

                                   Exhibit A

                        NEW YORK NETWORK - FIBER SIZING



                             [Insert graphic - map]

Exhibit B - Schedule of Rates and Charges

Upfront Payment for the Initial Term:                 $ 10,000,000.00
Upfront Payment for the first Additional Term:        $  1,000,000.00

Schedule for Upfront Payments

Within five (5) business days of the date of the execution of this Agreement, a payment of $5,000,000.00 shall be due and payable by NEXTLINK and NEXTLINK shall deposit the amount of $6,000,000 into the Escrow Account, from which account the following Upfront Payments shall be made.

A payment of $950,000 for each of three groups of NEXTLINK Locations, as set forth in Exhibit F, shall be due and payable by NEXTLINK within five (5) days of the date at which NFN completes construction to the "negative one manhole" (for Central Offices) or the "point of entry manhole" (for other NEXTLINK Locations) of all NEXTLINK Locations within such group.

A fourth payment of $950,000 shall be due and payable on the date that is nine
(9) months following the date of the execution of this Agreement; provided, however, that NFN has performed all construction obligations under this Agreement to the extent that NEXTLINK has made NEXTLINK Locations available to NFN. In the event that NFN has not fully performed its construction obligations nine months after the execution of this Agreement, NEXTLINK shall pay this fourth payment within five (5) days of the completion of such construction; except, however, that if NFN has not fully performed its construction obligations because NEXTLINK has not made NEXTLINK Locations available to NFN, NEXTLINK shall pay the fourth payment as scheduled and NFN's construction obligations shall continue until all such construction has been completed.

Seventeen (17) payments of $129,412 each shall be due and payable by NEXTLINK within five business days of the Acceptance Date for each of the seventeen (17) NEXTLINK Locations listed in Exhibit F hereto; except, however, that any of these seventeen payments that have not been paid prior to the first anniversary of the date of this Agreement shall be due and payable on that first anniversary.


Initial Monthly Recurring Charge for Terminated Fibers

         Monthly Recurring Charge is based on the number of fiber strands terminated at NEXTLINK Locations other than those NEXTLINK Locations set forth in the initial Exhibit F hereto. (See Exhibit B, Figure #2)

         For each month in the year beginning with the date of Agreement:

                      Strands        Cost per Strand

                      1                   $500.00
                      2                   $250.00
                      4                   $200.00
                      6                   $175.00
                      8                   $150.00
                      10                  $125.00
                      12                  $100.00


Annual Adjustment to Monthly Recurring Charge

         For each subsequent year of the Initial Term or any Additional Term of this Agreement ("Term"), the Monthly Recurring Charge from the previous year for each NEXTLINK Location, other than those NEXTLINK Locations set forth in the initial Exhibit F hereto, shall be increased by a factor equal to the difference between the Consumer Price Index ("CPI" as defined below) from the month preceding by two months the beginning of the next year of the Term and the CPI for the month preceding by one year and two months the beginning of the next year of the Term.

    Example:  Acceptance Date:                   April 1, 1996
              second year of Term begins:        April 1, 1997
              CPI for February, 1997:            166.2
              CPI for February, 1996:            161.7
              Difference:                        4.5
              Monthly Recurring Charge for year
                   ending March 1997             $350,000
              Monthly Recurring Charge for year
                   beginning April 1997
                   ($350,000 x 104.5%)           $365,750


         CPI shall mean the Consumer Price Index published by the Bureau of Labor Statistics ("BLS") of the United States Department of Labor for Urban Wage Earners and Clerical Workers for All Items for the New York Metropolitan Area (New York - Northern New Jersey - Long Island), or shall mean the successor thereto. In the event the BLS Consumer Price Index is converted to a different standard reference base (current base period: 1982-84 = 100) or otherwise revised, the determination of Monthly Recurring Charge increase shall be made with the use of such conversion factor, formula, or table for converting the BLS Consumer Price Index as may be published by the BLS, or if the BLS should fail to publish the BLS Consumer Price Index, then with the use of such conversion factor, formula, or table for converting the BLS Consumer Price Index as may be published by Prentice Hall, Inc. or any other nationally recognized publisher of similar statistical information. If the BLS Consumer Price Index ceases to be published and there is no successor thereto, such other index as NFN and NEXTLINK may agree upon shall be substituted for the BLS Consumer Price Index. If the Parties are unable to agree upon such substitution, the dispute shall be settled pursuant to Article XX of this Agreement.


Additional Fiber Charge

         NFN shall provide Additional Fiber (Fiber other than that described in Exhibit A hereto, made available for NEXTLINK's use on a date after the date of this Agreement) for a one-time charge that shall be calculated by multiplying the number of fiber miles (rounded off to the nearest hundredth of a mile) by the number of months remaining in the Initial Term, by the Additional Fiber Rate, which rate shall depend upon the year of the Initial Term in which the Additional Fiber is made available to NEXTLINK according to the schedule below, and adding the total of the monthly first Additional Term Fiber Charges for the entire first Additional Term. (See Exhibit B, Figure #3).

            Year of Initial Term     Additional Fiber Rate

                      1                        *
                      2
                      3
                      4
                      5
                      6
                      7
                      8
                      9
                      10
                      11
                      12
            First Additional Term
            Fiber Charge
            (Per Month, Per Fiber-
            Mile of Additional Fiber)

Construction and Installation Services

         NFN shall construct NEXTLINK Extensions at the actual cost to NFN of materials and services provided by NFN's vendors for such construction plus a Management and Administration Fee of fifteen percent (15%) thereof.

         The construction charges for the NEXTLINK Extensions to the seventeen
(17) NEXTLINK Locations set forth in Exhibit F hereto shall not exceed five hundred seventy-three thousand dollars ($573,000), including Management and Administration Fees.

Exhibit C - Notification Procedures for Emergency Maintenance

Any trouble with the Leased Fibers should be promptly reported to:

                                 (212) 566-2444

This number will be answered 24 hours per day, 7 days per week.

NFN may, from time to time, change this notification procedure with advance notice to NEXTLINK.

Exhibit D - Technical Specifications


                                 DOCUMENTATION

Not later than ninety (90) days after the Acceptance Date for each segment, NFN shall provide NEXTLINK with the following documentation:

              (a) As built drawings for such segment in accordance with the following requirements:

              Survey information (either from existing data or new information) will be put on drawings.

              Drawing will contain cable information, splice locations, assist point locations with permanent structures, landowner information, conduit information, regen locations and optical distances to each regen from each splice location.

              Drawings will be updated with actual field data during and after construction.

              Metro areas scale shall not exceed 1 inch = 200 feet.

              Cable information shall include manufacturer and type of fiber, and manufacturer and style of cable.

              Red line drawings will be provided at the time of acceptance.

              (b) Technical specifications of the optical fiber cable and associated splices and other equipment placed in that segment.

                              FIBER CABLE SPLICING

         1. All splices will be performed with an industry accepted fusion splicing machine. NFN will perform two stages of testing during the construction of a new fiber cable route. Initially, OTDR tests will be taken from one direction. As soon as fiber connectivity has been achieved to both regen sites, NFN will verify and record the continuity of all fibers. NFN will take and record power level readings on all fibers at both wavelengths in both directions. NFN will perform bidirectional OTDR tests on all Leased Fibers.

         2. If during the initial construction it is only possible to measure the fiber from one direction, splices will be qualified during initial construction with an OTDR from only one direction. The profile alignment system or light injection detection system on the fusion splicer may be used to qualify splices as long as a close correlation to OTDR is established. All measurements at this stage in construction will be taken at 1550 nm. As splice joints are completed, unidirectional OTDR measurements of the splice losses will be made and recorded.

         3. After NFN has provided end-to-end connectivity on the fibers, bidirectional end-to-end testing will be done. These measurements must be made after the splice manhole or handhole is closed in order to check for macro-bending problems. Continuity tests will be done to verify that no fibers have been "frogged" or crossed in any of the splice points. Once the pigtails have been spliced, loss measurements will be recorded using an industry accepted laser source and a power meter. OTDR traces will be taken and splice loss measurements will be recorded. NFN will also store OTDR traces on diskette and on data sheets. Laser Precision format will be used on all traces. NFN will provide three copies of all data sheets and tables, and one set of diskettes with all traces.

              (a) The power loss measurements shall be made at both 1310 nm and 1550 nm, and performed bi-directionally.

              (b) OTDR traces shall be taken in both directions at both 1310 nm and 1550 nm.

         4.   The splicing standards are as follows:

              (a) The loss value of the pigtail connector and its associated splice will not exceed 0.5 dB. This value does not include the inherent loss in the pigtail or its connector, nor the insertion loss from its connection to the FDP. For values greater than this, the splice will be broken and respliced until an acceptable loss value is achieved. If, after five attempts, NEXTLINK is not able to produce a loss value less than 0.5 dB, the splice will be marked as Out-of-Space ("OOS") on the data sheet. Each splicing attempt shall be documented on the data sheet.

              (b) During initial unidirectional OTDR testing, the objective for each splice is a loss of 0.15 dB or less. If, after three attempts, NFN is not able to produce a loss value of less than 0.15 dB, then 0.25 dB will be acceptable. If, after two additional attempts, a value of less than 0.25 dB is not achievable, then the splice will be marked as OOS on the data sheet. Each splicing attempt shall be documented on the data sheet.

              (c) During the end-to-end testing of a span (a span shall be FDP to FDP), the objective for each splice is a bidirectional average of 0.10 dB or less.

              (d) The objective for all splices of all fibers within a span shall be an average loss of 0.10 dB or less.

         5. The entire NFN fiber-optic cable system shall be properly protected from foreign voltage and grounded with an industry accepted system.

         6. Leased Fibers will be consecutive in count and in a separate buffer tube (or ribbon) from others. The maximum number of fibers within a single buffer tube shall be 12,

Exhibit E - Outage Credits

NEXTLINK shall receive a credit against the Monthly Recurring Charges for Outages according to the following schedule:


For each Outage at a site:

Less than or equal to 4 hours                    1 day

greater than 4 hours but less than 24 hours      1 day per hour of Outage

greater than or equal to 24 hours                1 month


All Outages shall be rounded to the nearest hour.

Exhibit F - Initial NEXTLINK Locations

                                                                                          Exhibit F - Initial NEXTLINK Locations


MAP_KEY  SWITCH    ADDRESS               CITY      OCN_NAME                  NXX_BLKS DESCRIPTION    CD MFS TCG TWC NFN TOT_LINE
199.5    NYCMNY56  228 E. 56th St.       Manhattan New York Telephone Company    57   Homing Sw      X   X   X   X   X  194510
237.9    NYCMN     140 West St.          Manhattan New York Telephone Company    72   Homing Sw      X   X   X   X   X  173145
169.3    NYCMN     204 Second Ave.       Manhattan New York Telephone Company    31   Homing Sw          X       X   X  166595
212.5    NYCMN     104 Broad St.         Manhattan New York Telephone Company    47   Homing Sw      X   X   X   X   X  146899
182.7T   NYCMN     221 E. 37th St.(T)    Manhattan New York Telephone Company    53   Homing Sw          X   X       X  142053
193.5T   NYCMN     435 W. 50th St.       Manhattan New York Telephone Company    68   Homing Sw          X   X   X   X  153045
172.3    NYCMN     210 W. 18th St.       Manhattan New York Telephone Company    32   Homing Sw          X   X   X   X  108231
190.4    NYCMN     1095 Ave of Americas  Manhattan New York Telephone Company    39   Homing Sw          X   X   X   X  100781
179.3    NYCMN     230 W. 36 St.         Manhattan New York Telephone Company    33   Homing Sw              X           88406
176.3    NYCMN     227 E. 30 St.         Manhattan New York Telephone Company    21   Homing Sw          X   X   X      115619
217.5    NYCMN     33 Thomas St.         Manhattan New York Telephone Company    88   Homing Sw/Tandem
         NYCMN     811 10th Ave.         Manhattan AT&T
         NYCMN     1155 Ave of Americas  Manhattan MCI
         NYCMN     60 Hudson St.         Manhattan Nextlink
         NYCMN     111 8th Ave.          Manhattan Nextlink
         NYCMN     1515 Broadway         Manhattan Wiltel/LDDS
***      NYCMN     Midtown (on-net/NFN)  Manhattan Nextlink


         **     AT&T Colocated w/ New York Tel. Assuming, counted as one set of manholes
         ***    Nextlink is planning a Transport Node in Midtown, could be on "NFN" network

                                      EXHIBIT G

                                   ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "Agreement") is made as of
               , 1997, by and among NEXTLINK New York, L.L.C., a Washington limited liability company ("NEXTLINK") and National Fiber Network, Inc., a Delaware corporation, ("NFN"), and First Trust National Association, as escrow agent (the "Escrow Agent").

                                      BACKGROUND

         NFN and NEXTLINK entered into a Fiber Optic Use Agreement, dated June , 1997 (the "Fiber Agreement"), relating to the long-term lease of certain fiber optic cable and related matters.

         The terms of the Fiber Agreement contemplate that NEXTLINK shall place in escrow $6,000,000 (collectively, the "Escrow Deposit"), the Escrow Deposit to be released upon satisfaction of certain terms and conditions stated in the Fiber Agreement. The parties wish to specify the terms and conditions on which the Escrow Deposit, together with all interest accrued thereon will be held, invested and disbursed.

         THEREFORE, in consideration of the mutual undertakings and covenants contained in this Agreement, the parties agree as follows:

                                    AGREEMENTS

         Section 1. Definitions. All terms used and not otherwise defined in this Agreement shall have the meanings given to them in the Fiber Agreement.

         Section 2. Obligation of Escrow Agent. Promptly after the execution of this Agreement by NEXTLINK, NFN and Escrow Agent, NEXTLINK shall deposit in escrow with the Escrow Agent the Escrow Deposit. The Escrow Agent agrees to hold and dispose of the Escrow Deposit pursuant to the terms and conditions of this Agreement. Any additional deposits shall constitute part of the Escrow Deposit and shall be held and disbursed by Escrow Agent in accordance with the terms of this Agreement.

         Section 3. Payment of Interest; Investment. The Escrow Agent shall distribute the interest received on all amounts held by Escrow Agent under this Agreement, less the fees paid to Escrow Agent pursuant to Section 14, to NEXTLINK unless NEXTLINK otherwise instructs the Escrow Agent in writing. The payment of accrued interest to date shall be made at the time all or any portion of the Escrow Deposit is disbursed under this Agreement. The Escrow Agent shall invest all funds held by Escrow Agent under this Agreement as directed in writing by the NEXTLINK in one or more of the following: (a) in marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof; (b) in open market commercial paper currently having the highest rating obtainable from either Standard & Poors Corporation or Moody's Investors Service, Inc.; (c) in certificates of deposit issued by commercial banks or savings institutions incorporated under the laws of the United States of

America, having total assets of not less than $100,000,000.00; (d) any money market fund which invests exclusively in direct obligations of the United States of America; or (e) in such other investments or interest bearing accounts as shall be directed in writing to the Escrow Agent signed by NEXTLINK. If there are insufficient funds held by Escrow Agent to make the disbursements to NFN that are required under this Agreement, NEXTLINK shall pay to NFN and it shall have no duty to review investments to determine if they are eligible or permitted under this paragraph. Escrow Agent shall not be liable for any loss resulting from the selection or sale of any investment directed by NEXTLINK.
All entities entitled to receive interest from the escrow shall provide Escrow Agent with a W-8 or W-9 prior to disbursement of interest. If voting rights apply to any investment hereunder, NEXTLINK shall be responsible for exercising such voting rights.

         Section 4. Disposition of Documents and Escrow Deposit. Promptly upon receipt by Escrow Agent of a certificate in the form attached to this Agreement as Exhibit A (the "Escrow Release Certificate"), executed by NEXTLINK, Escrow Agent shall deliver to NFN the Upfront Payments pursuant to the terms and conditions of Exhibit B to the Fiber Agreement; provided, however, that Escrow Agent shall not disburse any amount identified by NEXTLINK as being subject to a good faith dispute, in a certificate in the form attached to this Agreement as Exhibit B (the "Holdback Certificate"), unless and until Escrow Agent either receives joint written instructions from NEXTLINK and NFN or receives written payment instructions from an arbitrator pursuant to Section 22. Escrow Agent shall comply with such joint written instructions of the parties or such written direction from the arbitrator. With respect to any subsequent deposits of funds in escrow by NEXTLINK under this Agreement, Escrow Agent shall comply with NEXTLINK's written directions for disbursement.

         Section 5. Conditions to Execution and Delivery of Escrow Release Certificate. NEXTLINK agrees to execute and to deliver to Escrow Agent the Escrow Release Certificate upon satisfaction (or waiver by NEXTLINK) of the conditions set forth in the Fiber Agreement.

         Section 6. Termination of Escrow. If the Escrow Agent has not received all of the executed Escrow Release Certificates by June 1, 1998, the Escrow shall terminate, Escrow Agent shall wire transfer to NEXTLINK the full amount of the Escrow Deposit and wire transfer to NEXTLINK the interest on the Escrow Deposit less the amount of Escrow Agent's fees. After doing so, Escrow Agent shall have no further obligations under this Escrow Agreement.

         Section 7.  Payment of Escrow Deposit.

              a. The Escrow Agent shall make no disbursements of the Escrow Deposit, except as permitted pursuant to Sections 4 or 6 above.

              b. Any amounts payable by the Escrow Agent hereunder shall be paid by wire transfer of immediately available funds, unless otherwise designated in a written notice to the Escrow Agent by the payee.

              c. Upon disbursement in full of the Escrow Deposit, and interest thereon, this Agreement shall terminate and the Escrow Agent shall be released and discharged from any further obligations or liability hereunder.

         Section 8. Wire Transfer Instructions. Wire transfers by the Escrow Agent under this Agreement shall be directed to an account designated in writing to the Escrow Agent by NEXTLINK with respect to funds it is to receive and by NFN with respect to funds it is to receive. All wire transfer fees shall be deducted from the amount of the transfer. The parties hereto agree that the wire transfer security procedures identified on the attached Exhibit C to this Agreement are commercially reasonable. The parties hereto further agree that Escrow Agent should use these procedures to detect unauthorized wire transfer payment requests prior to executing such requests and further agree that any request acted upon by the Escrow Agent in compliance with these security procedures, whether or not authorized, shall be treated as an authorized request. The parties hereto agree that the Escrow Agent has the right to change the wire transfer security procedures from time to time and that use of any changed procedures evidences the acceptance of the commercial reasonability of such change.

         Section 9. Duties of Escrow Agent. This Agreement states the entire agreement between the parties hereto and merges all prior negotiations, agreements and understandings, if any, and states in full the representations and warranties which have induced the agreement, there being no representations or warranties, other than those herein stated, with respect to the escrow property (except as stated in the Fiber Agreement as between NEXTLINK and NFN). Escrow Agent's rights, duties and obligations are strictly limited to those expressly set forth in this Agreement and Escrow Agent shall be under no implied obligation or subject to any implied liability hereunder. Escrow Agent shall not be required to take notice of any default or any other matter, nor be bound nor required to give notice or demand, nor required to take any action whatever except as herein expressly provided. Escrow Agent shall not be liable for any loss or damage unless caused by its own gross negligence or willful misconduct. Escrow Agent may act in reliance upon any instrument of signature believed to be genuine and may assume that any person purporting to give any notice or make any statement in connection with the provisions hereof has been duly authorized to do so. Escrow Agent is requested and authorized, but not obligated, to rely upon and act in accordance with any communication which may be given by telephone, facsimile, telex, or other electronic transmission. Escrow Agent shall be entitled, but not bound, to treat such communication as fully authorized by and binding and shall be entitled to take such steps in connection with or in reliance on such communication.

         Section 10. Indemnification. In consideration of its acceptance of the appointment as the Escrow Agent, NEXTLINK and NFN jointly and severally agree to indemnify and hold the Escrow Agent harmless from any loss, damages, claims or liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms of this Agreement, and to reimburse the Escrow Agent for all its reasonable expenses, including, among other things, counsel fees and court costs, including reasonable attorneys' fees and costs at trial and on any appeal, incurred by reason of its position hereunder or actions taken pursuant to this Agreement. This indemnity shall survive the termination of this Agreement for any reason.

         Section 11. No Additional Duties. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim for payment, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing.

         Section 12. Amendments. This Agreement may be amended, and observance of any term of the Agreement may be waived, with (and only with) the written consent of the parties hereto.

         Section 13. Resignation of Escrow Agent. The Escrow Agent, and any successor Escrow Agent, may resign at any time as Escrow Agent by giving at least (30) calendar days written notice to NFN and NEXTLINK. Upon such resignation and the appointment of a successor Escrow Agent, the resigning Escrow Agent shall be absolved from any and all liability in connection with the exercise of its powers and duties as Escrow Agent. Upon their receipt of notice of resignation from the Escrow Agent, NEXTLINK and NFN shall use their best efforts jointly to designate a successor Escrow Agent. In the event NEXTLINK and NFN do not agree upon a successor Escrow Agent within thirty (30) calendar days after the receipt by NEXTLINK and NFN of such notice, the Escrow Agent so resigning may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief, including delivery of any assets to a court in an interpleader action, and any such resulting appointment shall be binding upon all parties to this Agreement. By mutual agreement, NEXTLINK and NFN shall have the right at any time upon not less than seven (7) calendar days written notice to terminate their appointment of the Escrow Agent or successor Escrow Agent, as Escrow Agent. The Escrow Agent or successor Escrow Agent shall continue to act as Escrow Agent until a successor is appointed and qualified to act as Escrow Agent; provided Escrow Agent shall have the right to interplead the Escrow Deposit as provided in this Agreement, if NEXTLINK and NFN do not jointly appoint a successor escrow agent within 30 days after Escrow Agent's receipt of such notice.

         Section 14. Fees of the Escrow Agent. The Escrow Agent shall be entitled to compensation in accordance with the schedule set forth in Exhibit D. The cost of such compensation and expenses shall be paid out of the interest earned on amounts held by Escrow Agent under this Agreement. In the event that the interest earned (but not yet distributed under Section 3 above) on the funds held by Escrow Agent under this Agreement is insufficient to pay the compensation and expenses owing to the Escrow Agent, the excess of such compensation and expenses over the interest earned but unpaid shall be paid by NEXTLINK, upon demand. In the event that Escrow Agent brings an action in interpleader or in the event the conditions of this Agreement are not promptly fulfilled, or Escrow Agent is required to render any service not provided for in the Agreement or in Exhibit D, or there is any assignment of the interest of this escrow or any modification hereof, Escrow Agent shall be entitled to reasonable compensation for such extraordinary services and reimbursement for all fees, costs, liability and expenses, including attorney fees. Such compensation and reimbursement shall be paid by NEXTLINK.

         Section 15. Miscellaneous. The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of Washington. The Escrow Agent shall not be responsible for and shall not be under a duty to examine or pass upon the validity, binding effect, execution or sufficiency of this Agreement, of any agreement or document deposited in escrow, or of any agreement amendatory or supplementary hereto. If any controversy arises between the parties to this Agreement or with a third person relating to this Agreement, Escrow Agent shall not be required to resolve the controversy but may, at its discretion, institute an interpleader or other proceeding as it reasonably deems proper. Escrow Agent may rely on any joint written instructions as to the disposition of funds or documents held in escrow.

         Section 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 17. Notices. Any notices to be given hereunder shall be sufficiently given if in writing and delivered personally, or mailed by registered or certified mail, return receipt requested, postage prepaid, to the following addresses or to such other addresses as the parties may from time to time designate in writing delivered in accordance with this Section 17:

              a.   If to NEXTLINK:

                   NEXTLINK New York, L.L.C.
                   155 - 108th Avenue NE, Suite 810
                   Bellevue, WA 98004
                   Attention: General Counsel

                   With a copy to:

                   Jay D. Hull
                   Davis Wright Tremaine LLP
                   2300 First Interstate Center
                   1300 S.W. Fifth Avenue
                   Portland, OR 97201

              b.   If to NFN:

                   National Fiber Network, Inc.
                   110 East 42nd Street
                   New York, New York  10018
                   Attn:  Chief Executive Officer

                   With a copy to:

                   Gregory A. Fernicola
                   Skadden Arps Slate Meagher & Flom
                   919 Third Avenue
                   New York, New York  10022

              c.   If to Escrow Agent:

                   First Trust National Association
                   Global Escrow Depository Services
                   PO Box 24425
                   Seattle, WA  98124

Any notices to be given hereunder shall be deemed received (a) on the date delivered, if delivered personally or (b) on the third business day after the date such notice was sent, if sent by registered or certified mail.

         Section 18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. NEXTLINK and NFN may not assign their respective obligations hereunder without the prior written consent of the other parties. Any assignment in contravention of this provision shall be void. No assignment shall release NEXTLINK or NFN from any obligation or liability under this Agreement.

         Section 19. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to its principles of conflict of laws.

         Section 20. Dispute Resolution. NEXTLINK and NFN desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for action seeking a temporary restraining injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, NEXTLINK and NFN agree to use the dispute resolution procedures set forth in Sections 20 through 22 as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach. Escrow Agent shall not be subject to the provisions of Sections 20 through 22.

         At the written request of either NEXTLINK or NFN, the parties will appoint a knowledgeable, responsible representatives to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Discussion and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

         Section 21. Mediation. If the negotiations set forth in Section 20 do not resolve the dispute within sixty (60) days of the initial written request, the parties agree to work in good faith to settle the dispute by mediation under the commercial mediation rules of the American Arbitration Association. The parties will attempt to agree on a mediator. If they are unable to do so, the mediation will be referred to the New York office of the American Arbitration Association for mediation which will appoint a qualified mediator to serve. The mediation shall take place in New York. Unless the parties agree otherwise, the first mediation session shall take place no later than ninety (90) days after the initial written request to negotiate. The mediation shall continue until the dispute is resolved or until such time as the mediator makes a good faith determination that the likelihood of resolution is sufficiently remote that continuation of the mediation is not warranted.

         Section 22.  Arbitration.  If a determination is made pursuant to
Section 21 that continuation of the mediation process is not warranted, the dispute shall be submitted to binding arbitration by a panel of three arbitrators pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Either NEXTLINK or NFN may demand such arbitration in accordance with the procedures set out in those rules. Each party shall have the right to take the deposition of one individual, and any expert witness designated by the other party. Each party shall also have the right to request production of relevant documents, the scope and enforcement of which shall be governed by the arbitrator. Additional discovery may be only by order of the arbitrator, and only upon a showing of substantial need. The arbitrator shall rule on the dispute by issuing be authorized to issue subpoenas for the purpose of requiring attendance of witnesses at depositions. The arbitration hearing shall be commenced within sixty (60) days of the determination that mediation is not going to be successful. The arbitration shall be held in New York, New York, or such other location as mutually agreed upon by the parties. The arbitrator shall control the scheduling so as to process the matter expeditiously. The parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty (30) days after the close of hearings. The times specified in this section may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause. The award rendered by arbitration shall be final, binding and nonappealable judgment and the award may be entered in any court of competent jurisdiction in the United States. No special consequential or punitive damages shall be awarded by the arbitrator.

         Section 23. Confidentiality. NEXTLINK and NFN agree that all communications and negotiations between the parties during the dispute resolution process, any settlements agreed upon during the dispute resolution process and any information regarding the other party obtained during the dispute resolution process (that are not already pubic knowledge) are confidential and may be disclosed only to employees and agents of NEXTLINK and NFN who shall have a "need to know" the information and who shall have been made aware of the confidentiality obligations set forth in this Section, unless the party is required by law to disclose such information.

         Section 24. Fees and Expenses. NEXTLINK and NFN shall equally split the fees of the mediator and the arbitrator. Any party found by the arbitrator to have breached this Agreement shall pay all other cost and expenses, including reasonable attorneys' fees and expenses, of the other party incurred in connection with the dispute resolution process. The costs and expenses shall also include the attorneys' fees and other reasonable costs and expenses incurred by the Escrow Agent arising from the dispute. If the arbitrator does not find that any party has reached this Agreement, then each party shall bear its own costs and expenses, including attorneys' fees and expenses.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                        NEXTLINK NEW YORK, L.L.C.


                        By:

                        Its:

                        NATIONAL FIBER NETWORK, INC.


                        By:

                        Its:


                        FIRST TRUST NATIONAL ASSOCIATION


                        By:

                        Its:

                                      EXHIBIT A

                              ESCROW RELEASE CERTIFICATE



              To:  First Trust National Association
                   Global Escrow Depository Services
                   PO Box 24425, 5th Floor
                   Seattle, WA 98124


         The undersigned hereby certifies that all conditions set forth in the Fiber Agreement have been satisfied, or waived by NEXTLINK, and you are authorized to make disbursements and deliveries as provided in the Escrow Agreement among NEXTLINK New York, L.L.C., National Fiber Network, Inc. and First Trust National Association.


                        NEXTLINK NEW YORK, L.L.C.


                        By:
                        Its:
                        Date:

                                      EXHIBIT B

                                 HOLDBACK CERTIFICATE


              To:  First Trust National Association
                   Global Escrow Depository Services
                   PO Box 24425, 5th Floor
                   Seattle, WA 98124


         The undersigned hereby certifies that NEXTLINK New York, L.L.C. claims in good faith that a dispute exists with respect to the disbursement of
$                from the Escrow Deposit held by you pursuant to the Escrow
Agreement among NEXTLINK New York, L.L.C., National Fiber Network, Inc. and First Trust National Association. Consequently, you are hereby directed to continue to hold such amount in escrow pending receipt of joint written instructions from NEXTLINK and NFN or receipt of written direction from an arbitrator pursuant to Section 22 of the Escrow Agreement.


                        NEXTLINK NEW YORK, L.L.C.


                        By:
                        Its:
                        Date:

                                      EXHIBIT C

                          Wire Transfer Security Procedures

                                    [See Attached]

                                      EXHIBIT D
                             Escrow Agent's Compensation
                                    [See Attached]



                                       13